SBC Reports Third-Quarter 2003 Earnings

For more information, contact:
Larry Solomon
SBC Communications Inc.

(210) 351-3990

solomonl@corp.sbc.com
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 Note: SBC Communications' third-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. Eastern
                             Daylight Time on Oct. 21, 2003 at www.sbc.com/investor_relations.
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                                 SBC COMMUNICATIONS REPORTS THIRD-QUARTER DILUTED EPS OF $0.37;
                                        SEVENTH STRAIGHT QUARTER OF ACCELERATED DSL GROWTH,
                                             STRONG SUBSCRIBER GAINS IN WIRELESS AND
                                           LONG DISTANCE, IMPROVED ACCESS LINE TRENDS

o        365,000 DSL net adds to reach 3.1 million total lines

o        1.7 million long distance lines added in third quarter, 11.5 million in service, with nearly half added this year

o        745,000 net adds at Cingular Wireless-- best quarterly gain in more than two years, up 38 percent versus net gain in the second quarter

o        Cingular's GSM/GPRS network conversion ahead of schedule, with 92 percent of total POPs covered

         SAN ANTONIO, Oct. 21, 2003-- SBC Communications Inc. (NYSE:SBC) today reported third-quarter results that reflect the continuing success of a focused bundling strategy designed to build market share in growth businesses such as wireless, data and long distance while further stabilizing its local phone business.

         For the three months ended Sept. 30, 2003, SBC Communications reported earnings per diluted share of $0.37, compared with
$0.51 in the third quarter of 2002. Third-quarter revenues totaled $10.2 billion, compared with $10.6 billion in the year-ago period.
Operating expenses totaled $8.6 billion for the third quarter, compared with $8.5 billion in the year-earlier period.

         These revenue and expense totals do not include proportionate results from Cingular Wireless, the nationwide wireless company that is 60 percent owned by SBC. Cingular's revenues for the quarter were $4 billion, up 4.6 percent from the prior-year period.

         SBC's year-over-year revenue comparisons were affected by access-line losses, partly offset by subscriber growth in long distance and DSL. Expense comparisons for the same period were affected by increased costs related to health care, pension and post-retirement benefits and by increased customer acquisition costs. Both revenue and expense comparisons were affected by accounting changes implemented at the beginning of the year, which are explained in detail below.
         "In the face of a very competitive environment, our strategy is clear-- to bundle the products in our new businesses with our traditional wireline voice services to provide customers with flexible, convenient and attractively priced packages of SBC products," said Edward E. Whitacre Jr., chairman and CEO.
         "Our strategy is working. New products and promotions, combined with outstanding execution, produced an exceptional quarter for subscriber growth in our wireless business and delivered additional strong gains in DSL and long distance," Whitacre said.
"Cingular recorded its best subscriber adds in more than two years, driven by its broad distribution channels, focused marketing strategy and the rapid expansion of its GSM/GPRS network.
         "I'm encouraged by the progress we've made in stabilizing our local consumer business, despite an adverse regulatory environment. With the approvals received last week allowing us to bundle long distance for customers in our final four states in the
Midwest, I expect additional success," Whitacre said.

         "Launching our SBC DISH satellite TV service early next year will further strengthen our position in the consumer market because we will be one of the only companies able to offer an integrated package of wireless, wireline, broadband and video services," he said.

         "In the large-business market, we expect to gain additional momentum, now that we have long distance freedom in the
Midwest," he said. "Offering long distance everywhere significantly improves our ability to compete for large-business customers who have locations across the nation."

Highlights

o        SBC added 365,000 net new DSL lines during the third quarter-- up 20 percent from net adds in the prior quarter-- bringing total high-speed Internet lines to 3.1 million. This was the company's best-ever DSL net-add quarter and its seventh straight quarter of sequential growth in DSL net adds. The company added 1.2 million new DSL lines during the past 12 months, and it plans to further expand its footprint to reach nearly 80 percent of its wireline customer locations in the first quarter of 2004.
o        The company added 1.7 million long distance lines in the third quarter, bringing its total to 11.5 million, nearly double year-ago levels and up 17 percent from the second quarter. SBC began marketing long distance in Michigan on Sept. 26 and received
         FCC approval last week to begin offering long distance in Illinois, Indiana, Ohio and Wisconsin on Oct. 24. These five states represent almost 20 million access lines, or more than one-third of the company's total. Based on recent trends, SBC believes long distance freedom in the Midwest will help reduce access-line losses and enhance customer winback and retention.
o        SBC achieved a significant improvement in access line trends during the quarter. In its long distance states, consumer retail access lines lost in the third quarter of 2003 were 34 percent lower than in the second quarter and
         40 percent lower than in the third quarter a year ago. In the Midwest, where SBC was not able to provide long distance through most of the third quarter, consumer retail-line losses continued on pace with recent quarters. Across all its long distance states, the company added 48,000 wholesale lines (resale and below-cost UNE-P) in the third quarter, down 55 percent from its increase in the second quarter of this year and down 82 percent from its increase in the third quarter last year. In the Midwest, the net increase in wholesale lines was 275,000, up 3 percent from the second quarter of this year but down 22 percent from the third quarter of 2002. The Midwest accounted for more than 85 percent of SBC's companywide increase in wholesale lines during the third quarter of 2003.
o        The number of customers who buy an SBC service bundle that includes long distance, DSL or wireless increased to 36 percent in the third quarter, compared with 19 percent at the end of 2002.
o        During the third quarter, Cingular Wireless further accelerated subscriber growth with its best gain in more than two years, adding 745,000 net new subscribers.  Third-quarter net adds were 38 percent higher than those of the second quarter of this year, and total subscribers reached 23.4 million. Approximately 92 percent of Cingular's third-quarter net adds were contract subscribers, versus noncontract prepaid users, and approximately 70 percent of wireless subscribers are now on contract. Cingular is ahead of schedule in its network conversion. Its GSM/GPRS network currently reaches 92 percent of its total POPs. GSM (Global System for Mobile Communications) is the world's most popular wireless technology, with more than
         900 million customers in 200 countries, offering the widest variety of handsets in the industry and features like color screens and camera phones. Cingular's network conversion, record gross customer additions, and retention and customer service initiatives resulted in 9.6 percent growth in third quarter expenses, to $3.5 billion versus $3.2 billion in the third quarter of last year. Cingular's operating income was $488 million for the quarter, compared with $616 million for the same quarter a year ago.
o        In September, SBC declared a regular quarterly dividend of $0.2825 a share, plus an additional dividend of $0.10 a share--
         its third additional dividend this year. The board of directors expects to evaluate the company's dividend policy in
         December.

Accounting Changes and Other Items
         Third-quarter results were affected by a previously announced change in accounting method adopted Jan. 1, 2003, that more evenly distributes directory advertising revenues from quarter to quarter. Application of the amortization method would have increased third-quarter 2002 reported directory revenues by $221 million and expenses by $86 million, resulting in a positive earnings impact of $0.03 per diluted share.

         Beginning with the first quarter of 2003, as previously announced, SBC adopted FAS 143, which reduces the amount of depreciation recognizable from certain assets. Adoption of FAS 143 lowered total operating expenses, adding $0.01 to third-quarter
2003 reported earnings per diluted share compared with the prior-year period.
         Additionally, third-quarter reported results in both 2003 and 2002 reflect the company's decision to begin recognizing the fair value of stock options as an expense concurrent with the release of 2002 fourth-quarter earnings and to restate prior-year results to reflect this change.

         Third-quarter 2002 results included an after-tax charge of $125 million, or $(0.04) per diluted share, for severance and related costs from force-reduction programs, and equity income of $212 million, or $0.06 per diluted share, for a proportionate share of the gains at TDC and Belgacom related to the disposition of their Netherlands wireless operations, net of valuation and restructuring adjustments at TDC affiliates.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in SBC's filings with the Securities and
Exchange Commission. SBC disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

SBC Communications Inc. (www.sbc.com) is one of the world's leading data, voice and Internet services providers. Through its world-class networks, SBC companies provide a full range of voice, data, networking and e-business services, as well as directory advertising and publishing. A Fortune 30 company, SBC is America's leading provider of high-speed DSL Internet Access services and one of the nation's leading Internet Service Providers. SBC companies currently serve 55 million access lines nationwide. In addition, SBC companies own 60 percent of America's second-largest wireless company, Cingular Wireless, which serves more than 23 million wireless customers. Internationally, SBC companies have telecommunications investments in 26 countries.
For more detailed information on SBC's third-quarter 2003 results, visit www.sbc.com/investor_relations.
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